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EXHIBIT 25.8

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

WILLIS NORTH AMERICA INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-5654526 (I.R.S. employer identification no.)

WILLIS GROUP HOLDINGS LIMITED
(Exact name of obligor as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	13-5160382 (I.R.S. employer identification no.)

TA I LIMITED
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	98-0351629 (I.R.S. employer identification no.)

TA II LIMITED
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	Applied For (I.R.S. employer identification no.)

TA III LIMITED
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	Applied For (I.R.S. employer identification no.)

TRINITY ACQUISITION LIMITED
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	98-0198190 (I.R.S. employer identification no.)

TA IV LIMITED
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	98-0338268 (I.R.S. employer identification no.)

WILLIS GROUP LIMITED
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	62-1761909 (I.R.S. employer identification no.)

WILLIS PARTNERS
(Exact name of obligor as specified in its charter)

England & Wales (State or other jurisdiction of incorporation or organization)	62-1761909 (I.R.S. employer identification no.)
Ten Trinity Square London EC3P 3AX, England (Address of principal executive offices)	(Zip code)

Senior Subordinated Debt Securities
(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.    Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.  List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of April, 2003.

THE BANK OF NEW YORK
By:	/s/ MARY LAGUMINA
Name: MARY LAGUMINA
Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,706,760
Interest-bearing balances	4,418,381
Securities:
Held-to-maturity securities	954,049
Available-for-sale securities	16,118,007
Federal funds sold in domestic offices	460,981
Securities purchased under agreements to resell	837,242
Loans and lease financing receivables:
Loans and leases held for sale	765,097
Loans and leases, net of unearned income	31,906,960
LESS: Allowance for loan and lease losses	798,223
Loans and leases, net of unearned income and allowance	31,108,737
Trading Assets	6,969,387
Premises and fixed assets (including capitalized leases)	823,932
Other real estate owned	660
Investments in unconsolidated subsidiaries and associated companies	238,412
Customers' liability to this bank on acceptances outstanding	307,039
Intangible assets
Goodwill	2,003,150
Other intangible assets	74,880
Other assets	5,161,558

Total assets	$74,948,272

LIABILITIES
Deposits:
In domestic offices	$33,108,526
Noninterest-bearing	13,141,240
Interest-bearing	19,967,286
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,650,772
Noninterest-bearing	203,426
Interest-bearing	22,447,346
Federal funds purchased in domestic offices	513,773
Securities sold under agreements to repurchase	334,896
Trading liabilities	2,673,823
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	644,395
Bank's liability on acceptances executed and outstanding	308,261
Subordinated notes and debentures	2,090,000
Other liabilities	5,584,456

Total liabilities	$67,908,902

Minority interest in consolidated subsidiaries	519,470
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	1,056,295
Retained earnings	4,208,213
Accumulated other comprehensive income	(120,108)
Other equity capital components	0

Total equity capital	6,519,900

Total liabilities minority interest and equity capital	$74,948,272

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors

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